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                                                                   Exhibit 10.19

                              SEVERANCE AGREEMENT
                              -------------------


                            _______________________

                           Amendment and Restatement
                            _______________________



     WHEREAS, on December 14, 1993, FirstFed Bancorp, Inc. (the "Company") entered into a Severance Agreement (the "Agreement") with James E. Smith, Jr. (the "Employee"); and

     WHEREAS, the Board of Directors of the Company and the Employee have determined that it is in their respective best interests to amend and restate the Agreement in the manner set forth herein;

     NOW, THEREFORE, the Agreement shall be amended and restated as follows, with such amendment and restatement to become effective as of January 1, 1996 (the "Effective Date"):

     1.   Payment in the Event of Change in Control.
          -----------------------------------------

          (a) If the Employee's employment is terminated by the Company, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any change in control of the Company, the Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in
Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within ten (10) days of such termination. The term "change in control" shall mean (1) the ownership, holding or power to vote more than 25% of the Company's voting stock, (2) the control of the election of a majority of the Company's directors, (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (except in the case of (1), (2), and (3) hereof, ownership or control of the Bank by the Company itself shall not constitute a change in control), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) The Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following a change in control of the Company, and the Employee shall thereupon be entitled to receive the payment described in Section 1(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office as of the date of a change in control; (ii) a material reduction in the Employee's base compensation (i.e., a reduction of more than 10%) as in effect on the date of
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the change in control or as the same may be increased from time to time;  (iii)
the failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the
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Employee of any material fringe benefit enjoyed by him at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced in the recitals introducing this Agreement; (v) a failure to reelect the Employee to the Board if the Employee is serving on the Board on the date of the change in control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company

         (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

     2.  Term.  This Agreement shall remain in effect for the period commencing
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on the Effective Date and ending on the earlier of (i) the date thirty-six months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Company; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Company under any of the circumstances described in Paragraphs 1(a) or (b) hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

     3.   Termination for Just Cause.
          --------------------------

          The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

     4.   Expense Reimbursement.
          ---------------------

          In the event that any dispute arises between the Employee and the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     5.   Successors and Assigns.
          ----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

          (b) Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

     6.   Joint and Several Liability.  The Company hereby agrees that to the
          ---------------------------
extent permitted by law, it shall be jointly and severally liable for the payment of all amounts due under the Severance Agreement by and between the Bank and with the Employee dated the Effective Date.
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     7.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     8.  Applicable Law.  Except to the extent preempted by Federal law, the
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laws of the State of Alabama shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     9.  Severability.  The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     10. Entire Agreement.  This Agreement, together with any understanding or
         ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                      FIRSTFED BANCORP, INC.



                                             By: _______________________________
Secretary                                    Its:_______________________________



________________________________________________________________________________
                                                       Employee